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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): MARCH 21, 2001




                          BRIGGS & STRATTON CORPORATION
             (Exact name of registrant as specified in its charter)


                                     1-1370
                            (Commission file number)


            WISCONSIN                                     39-0182330
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

               12301 WEST WIRTH STREET, WAUWATOSA, WISCONSIN 53222 (Address of principal executive offices) (Zip Code)

                                 (414) 259-5333
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

            BRIGGS & STRATTON CORPORATION SIGNS DEFINITIVE AGREEMENT
                   TO ACQUIRE GENERAC PORTABLE PRODUCTS, INC.

         On March 22, 2001, Briggs & Stratton Corporation ("Briggs") announced that it has executed a definitive agreement to acquire Generac Portable Products, Inc. ("GPP"), of Jefferson, Wisconsin, on terms consistent with the letter of intent previously announced by Briggs. The Agreement and Plan of Merger (the "Merger Agreement") dated as of March 21, 2001 by and among Briggs, GPP Merger Corporation ("Acquisition"), a wholly owned subsidiary of Briggs, GPP, and The Beacon Group III - Focus Value Fund, L.P., the majority stockholder of GPP, provides for the acquisition of GPP by Briggs through a merger of Acquisition into GPP (the "Merger"). The Merger Agreement has been approved by the boards of directors of Briggs and GPP.

         Subject to the terms of the Merger Agreement, the existing stockholders of GPP and the holders of warrants to purchase GPP common stock (collectively, the "Shareholders") will receive: (a) at the time of the Merger, an amount (the "Cash Amount") equal to $55 million, adjusted downward for purchase price adjustments related to the failure, if any, to meet certain targets for stockholders' equity and working capital and minus the transaction costs of GPP and the Shareholders (the "Transaction Costs"); and (b) following the Merger, an amount (the "Earnout") equal to (i) 40% of the amount by which GPP's consolidated earnings before interest, taxes, depreciation and amortization, excluding unusual gains and losses, for the 12-month period ending June 30, 2002, multiplied by 6, exceeds the sum of the Cash Amount, the Transaction Costs and the aggregate amount of GPP indebtedness on a consolidated basis at the effective time of the Merger, including any such indebtedness that is satisfied by Briggs in connection with the Merger (the "Indebtedness"), minus (ii) the amount, if any, payable to former holders of options for GPP common stock, which options are to be cancelled in connection with the Merger (the "Option Payment"). The Earnout payable to the Shareholders pursuant to the Merger Agreement is limited such that the sum of the Cash Amount, the Indebtedness, the Transaction Costs, the Option Payment and the Earnout may not exceed $350 million.

         Consummation of the Merger is subject to the satisfaction of certain closing conditions set forth in the Merger Agreement, including approval by the stockholders of GPP, the satisfaction of applicable foreign competition legal requirements, if any, the consent of Briggs's lenders and the absence of a material adverse change in the credit markets or overall financing environment. The Merger Agreement also provides that the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodine Antitrust Improvements Act of 1976, as amended (the "HSR Act"), is a condition to consummation of the Merger. On March 23, 2001, counsel for Briggs received notice from the Federal Trade Commission that early termination of the waiting period under the HSR Act was granted effective March 23, 20001.

         The Merger Agreement and Briggs's press release announcing the signing of the Merger Agreement are filed as exhibits to this report. The above description of the Merger Agreement is qualified by reference to the provisions of the Merger Agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits:

         See Exhibit Index following the Signatures page of this report, which is incorporated herein by reference.

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                                                                        FORM 8-K



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BRIGGS & STRATTON CORPORATION



                                By: /s/ Frederick P. Stratton, Jr.
                                   ----------------------------------
                                   Frederick P. Stratton, Jr.
                                   Chairman and Chief Executive Officer



Date:  March 23, 2001

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                          BRIGGS & STRATTON CORPORATION
                          (COMMISSION FILE NO. 1-1370)


                                  EXHIBIT INDEX
                                       TO
                           CURRENT REPORT ON FORM 8-K
                         DATE OF REPORT: MARCH 21, 2001


                                                              INCORPORATED HEREIN                FILED
EXHIBIT                    DESCRIPTION                        BY REFERENCE TO                    HEREWITH
-------                    -----------                        ---------------                    --------
Exhibit 2                  Agreement and Plan of                                                    X
                           Merger, dated as of
                           March 21, 2001, by and
                           among Briggs & Stratton
                           Corporation, GPP Merger
                           Corporation, Generac
                           Portable Products, Inc.
                           and The Beacon Group III -
                           Focus Value Fund, L.P.

Exhibit 99                 Press Release of Briggs                                                  X
                           & Stratton Corporation
                           dated March 22, 2001

